                                ESCROW AGREEMENT

         This Escrow Agreement is made in and entered into this ____ day of August, 1998, by and among Saga Communications of Iowa, Inc. ("Saga"), Triathlon Broadcasting Company of Omaha, Inc. ("Triathlon"), and James K. Edmundson, Esquire ("Escrow Agent").

                                  WITNESSETH:

         WHEREAS, Saga has executed a Station Reimbursement and Compensation Agreement ("Reimbursement Agreement") of even date wherein Saga and Triathlon have agreed to file with the Federal Communications Commission ("FCC") a joint petition for rule making requesting amendment of Title 47 C.F.R. ss.73.202(b) to allot a lesser-class channel, but no lower than Channel 227C1 to Des Moines, Iowa, and reduce the class of radio station KIOA(FM), Des Moines, from Channel 227C to a channel (but no lower than Channel 227C1) that will permit Triathlon's station at Bennington, Nebraska, KTNP, to operate on Channel 227C3;

         WHEREAS, the capitalized terms herein shall have the same meaning ascribed to them in the Reimbursement Agreement; and

         WHEREAS, Triathlon has agreed to reimburse and compensate Saga in connection with Saga's Channel Downgrade; and

         WHEREAS, the Reimbursement Agreement provides for the simultaneous execution and delivery of this Escrow Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound, hereby agree as follows:

         1. Pursuant to wire transfer instructions provided by the Escrow Agent, Triathlon shall deposit Five Hundred Thousand ($500,000.00) Dollars ("Escrow Fund") with the Escrow Agent on the dates and in the manner required under Section 2 of the Reimbursement Agreement, which Escrow Agent shall hold in an insured interest-bearing account or accounts.

         2. The Escrow Agent shall hold the Escrow Fund, and dispose of it as follows:

                  a. The Escrow Agent, without further authorization from any party, shall deliver to Saga the Escrow Fund, including all interest accrued thereon, upon the Effective Date ("Payment Date") of Saga's Channel Downgrade as described in Section 3 of the Reimbursement Agreement.

                  b. Should Saga default under the terms of the Reimbursement Agreement, upon written notice of such default, the Escrow Agent shall deliver the Escrow Fund, and all interest accrued thereon, to Triathlon, unless Saga objects in writing to the delivery of the Escrow Fund to Triathlon, in which case the Escrow Agent shall proceed under Section 10 hereof.

         3. If the FCC shall refuse to approve the Channel Downgrade, Escrow Agent shall deliver the Escrow Fund to Triathlon within 5 days after (i) the FCC's order refusing to downgrade KIOA(FM) shall become a final order, or (ii) receipt of written notice from Saga that it will not contest such FCC refusal. If Saga contests such FCC refusal and such refusal is upheld on appeal, Escrow Agent shall deliver the Escrow Fund to Triathlon within 5 days after the issuance of the order denying Saga's appeal.

         4. The Escrow Agent may act relative hereto upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error of judgment,


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

or for any acts or omissions of any kind unless caused by his willful misconduct or gross negligence.

         5. This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

         6. The Escrow Agent makes no representations as to the validity, value, genuineness or the collectability of any security or document, or instrument or property held or delivered to them.

         7. Saga and Triathlon agree to divide the costs of the reasonable charges of the Escrow Agent who shall charge $200.00 per hour for his services. In the event of a dispute regarding disposition of the Escrow Fund, Saga and Triathlon each agree to pay the Escrow Agent all of the charges for his services hereunder and agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of such duties hereunder, including reasonable fees, expenses and disbursements of his counsel. The prevailing party's share of the Escrow Agent's expenses incurred in connection with resolution of any such dispute, and the prevailing party's own reasonable legal fees and expenses, shall be reimbursed by the non-prevailing party immediately upon the conclusion of any litigation to determine the disposition of the Escrow Fund. This section survives despite any termination of this Escrow Agreement.

         8. The Escrow Agent does not have and will not have any interest in the Escrow Fund, but is serving only as escrow holder and having only possession thereof.



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


         9. Any cash received by the Escrow Agent shall be invested and reinvested by the Escrow Agent in an interest-bearing federally insured money market account under the exclusive control of the Escrow Agent. Saga and Triathlon acknowledge that the Federal Deposit Insurance Corporation ("FDIC") insurance may not apply to accounts to the extend they exceed One Hundred Thousand ($100,000. 00) Dollars and agree that Escrow Agent is not required or expected to keep or invest the escrowed funds which exceed this amount in accounts or instruments that insured by the FDIC.

         10. In the event the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to this escrow or the rights of any of the parties hereto, or any funds, securities, property or documents deposited herein or affected hereby, the Escrow Agent shall have the right to discontinue any or all further acts on his part until such conflict is resolved to his satisfaction. The Escrow Agent shall have the further right, but not the obligation, to commence or defend any action or proceedings for the determination of such conflict including, but without limiting the generality of the foregoing, a suit in interpleader brought by the Escrow Agent. In the event the Escrow Agent files a suit in interpleader, and delivers to the court all funds, securities, property or documents then in deposit hereunder, he shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon him by this Escrow Agreement.

         11. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by him in good faith, or for anything which he may in good faith do or refrain from doing in connection herewith; nor for any negligence other than gross negligence; nor shall the Escrow Agent be liable if, in the event of any dispute or question as to his duties or obligations



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

hereunder, he acts in accordance with written opinion of legal counsel. The Escrow Agent is authorized to act upon any document believed by him to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting.

         12. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed duly given on the date they are received by hand delivery or delivery by overnight courier service, or delivery by registered mail, postage prepaid, and addressed to the party as follows:

         TO SAGA:                     Mr. Philip Hoover
                                      Saga Communications of Iowa, Inc,.
                                      1416 Locust Street
                                      Des Moines, IA 50309

         with a copy (which shall
         not constitute notice) to:   Gary S. Smithwick, Esq.
                                      Smithwick & Belendiuk, P.C.
                                      1990 M Street, N.W.
                                      Suite 510
                                      Washington, D.C. 20036

         TO TRIATHLON:                Mr. Norman Feuer
                                      Symphony Towers
                                      750 "B" Street - Suite 1920
                                      San Diego, CA 92101

         with a copy (which shall
         not constitute notice) to:   Martin R. Leader, Esq.

                                      Fisher Wayland Cooper Leader &
                                        Zaragoza, L.L.P.
                                      2001 Pennsylvania Ave., N.W., Suite 400
                                      Washington, D.C. 20006-1851

         TO ESCROW AGENT:             James K. Edmundson, Esq.
                                      1990 M Street, N.W.
                                      Suite 510
                                      Washington, DC 20036



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

         13. This Escrow Agreement shall terminate on the date the Escrow Agent no longer holds any property or funds hereunder.

         14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Upon payment to Saga of all sums due under the Reimbursement agreement, neither Saga nor Triathlon shall have any further rights or claims under this Agreement. In the event of the incapacity the Escrow Agent, Saga and Triathlon may designate a substitute Escrow Agent or Escrow Agents. If Saga and Triathlon cannot agree on the selection of an Escrow Agent or Escrow Agents, the matter shall be submitted to arbitration with the costs being divided equally between the parties.

         15. This Agreement shall be construed and interpreted in accordance with the laws of the State of Iowa.

         16. This Agreement may be executed in counterparts, each of which shall be deemed an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ESCROW AGENT                                SAGA COMMUNICATIONS OF IOWA, INC.

By: /s/ James K. Edmundson                  By: /s/ Philip Hoover
   ---------------------------                 --------------------------------
    James K. Edmundson                          Philip Hoover
                                                President

                                            TRIATHLON BROADCASTING
                                            COMPANY OF OMAHA, INC.

                                            By: /s/ Norman Feuer
                                               --------------------------------
                                                Norman Feuer
                                                President

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